                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    /X/  Soliciting  Material  Pursuant  to  Rule 14a-11(c)  or Rule 14a-12

                           Wallace Computer Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     and 0-11.
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
                                     [LOGO]

                                                                October 18, 1995

Dear Wallace Shareholder:

    Last week, Moore Corporation Limited amended its unsolicited hostile tender offer to $60 per share and changed the expiration date to November 3 from November 8. Your Board of Directors has determined that the amended offer is inadequate. The Board also concluded that, in light of the company's future prospects, shareholders would be best served by Wallace remaining an independent entity. The Board is advising shareholders not to tender their shares.

    On October 18, we disclosed our prior internal forecast which anticipates a 50 percent gain in first quarter earnings and a 33 percent rise in full year fiscal 1996 earnings as the result of our improved operations and accelerating gains in market share. A copy of the news release issued with that forecast is included.

MOORE'S ATTEMPT TO MISLEAD SHAREHOLDERS

    Moore stated in their October 12 letter to you that one of their justifications for increasing the offer was that they recognize Wallace's improved results.

    Your Board asks, "WHO IS MOORE TRYING TO KID?"

    Two months ago, Wallace announced record fourth quarter 1995 earnings per share up 33 percent. We can't believe it has taken Moore and their financial advisors that long to evaluate our results.

    Instead, we think they hoped to convince you and other shareholders to tender into an offer they knew was inadequate from the start . . . despite the assertion in their September 12 letter that the offer was "full, fair, compelling and reflects Wallace's current performance and future potential."

    Shareholders have twice rejected Moore's offer by not tendering. Only 368,488 shares, 1.6 percent of the total outstanding, were tendered as of the last extension. We think Moore has finally realized that Wallace shareholders will not be pressured into tendering to an inadequate offer. MOORE'S OFFER WAS INADEQUATE BEFORE THEIR RECENT AMENDMENT . . . AND THEIR AMENDED OFFER CONTINUES TO BE INADEQUATE ESPECIALLY IN LIGHT OF OUR ANNOUNCEMENT THAT OUR PRIOR INTERNAL FORECAST ANTICIPATES A 50 PERCENT FIRST QUARTER EARNINGS INCREASE AND A 33 PERCENT INCREASE IN EARNINGS FOR FISCAL 1996.

MOORE'S HIGH PRESSURE TACTICS

    Moore also says in their October 12 letter that they have shortened the tender period because they do not want a prolonged process. You should ask yourself why Moore is doing this. We believe Moore's true reason for shortening the tender offer was summarized in an October 13 WALL STREET JOURNAL article:

            ". . . MOORE IS PUTTING SHAREHOLDERS' FEET TO THE FIRE,
                   WHILE KEEPING A LID ON THE STOCK PRICE."*

    We believe Moore realizes that your company is increasing in value with each passing day, and that their offer is growing ever more inadequate. Your Board thinks you should reject this coercive effort to acquire your shares.

    We ask you to reject the Moore offer as you have in the past and make the best decision for yourself.

    Thank you for your continued support.

    Sincerely,

Ted Dimitriou                         Bob Cronin
CHAIRMAN OF THE BOARD                 PRESIDENT AND CEO

                        SHAREHOLDERS WHO HAVE TENDERED:
           IF YOU HAVE TENDERED SHARES TO MOORE, YOU HAVE EVERY RIGHT
                            TO WITHDRAW YOUR TENDER
           IF YOU HAVE TENDERED YOUR SHARES THROUGH A BANK OR BROKER
          YOU MAY INSTRUCT YOUR BANK OR BROKER TO WITHDRAW YOUR SHARES
                      IF YOU NEED ASSISTANCE, PLEASE CALL
                               MORROW & CO., INC.
                           TOLL FREE: 1-800-662-5200

    The participants in this solicitation include Wallace Computer Services, Inc. (the "company") and the following directors of the company: Theodore Dimitriou, Robert J. Cronin, Richard F. Doyle, Fred F. Canning, R. Darrell Ewers, William N. Lane III, William E. Olsen and Neele E. Stearns, Jr. Employee participants may include Bruce D'Angelo, Michael O. Duffield, Michael R. Finger, Michael J. Halloran, Donald J. Hoffmann, Michael T. Leatherman, Michael M. Mulcahy, Michael T. Quane, Wayne E. Richter, Bradley P. Samson and Teresa A. Sorrentino. All of the above persons are deemed to own beneficially less than 2% of the outstanding shares of Common Stock of the company in the aggregate. For a description of interests of certain of the foregoing individuals in the solicitation, please see the company's Solicitation/Recommendation Statement on
Schedule 14D-9, which was publicly filed with the Securities and Exchange Commission and previously mailed to all of the company's stockholders, the amendments thereto, and the company's Proxy Statement dated October 7, 1994 for the company's 1994 Annual Meeting of Stockholders.

* Written by Larry Greenberg. Neither the consent of the author nor THE WALL STREET JOURNAL was sought.

                                     [LOGO]

                                  NEWS RELEASE

Contact: Brad Samson, Wallace
       708/449-8600
       Jeff Zilka or Roy Wilcy, Hill and Knowlton
       312/255-1200

          WALLACE DISCLOSES FORECAST OF 50 PERCENT GAIN IN 1ST QUARTER
                 EARNINGS AND SEES FURTHER GAINS FOR FULL YEAR;
            BOARD REJECTS AMENDED MOORE HOSTILE OFFER AS INADEQUATE

    HILLSIDE, Ill., October 18, 1995 -- Bob Cronin, president and chief executive officer of Wallace Computer Services, Inc. (NYSE: WCS), today disclosed the company's prior internal forecast which anticipates a 50 percent gain in first quarter earnings and a 33 percent rise in full year fiscal 1996 earnings as the result of the company's improved operations and accelerating gains in market share.

    Cronin said the company expects first quarter earnings per share of 78 cents on sales of $206 million. For the full year, Cronin said the company anticipates earnings per share of $3.28 on estimated sales of $825 million. These estimates are made on a consistent basis with the last fiscal year and do not include benefits from acquisitions the company is pursuing in the normal course of business or expenses associated with Moore's hostile takeover attempt.

    Last year, Wallace earned $11.6 million, or 52 center per share, in the three months ended October 31, 1994. For the fiscal year ended July 31, 1995, the company earned $55.3 million, or $2.46 per share. The current consensus analyst estimate is that Wallace will earn $3.07 per share in the current fiscal year -- considerably lower than what Wallace management is forecasting internally.

    "We are 12 weeks into our first fiscal quarter and we are exceeding our sales forecasts in all sectors -- particularly our W.I.N. and Select Service programs where we signed 18 large volume customers and gained market share," Cronin said. "Since the beginning of the year, securities analysts have raised their earnings estimates by 18 percent and they may have to rethink their forecasts again. We are poised for even stronger results in the future as the benefits of our strategic program are more fully realized."

    Cronin's comments came as he announced that the Wallace Board of Directors, with the advice of Goldman, Sachs & Co., its financial advisor, unanimously concluded that the amended unsolicited hostile tender offer from Moore is inadequate. The Board also concluded that, in light of the company's future prospects, shareholders would be best served by Wallace remaining an independent entity. The Board is advising shareholders not to tender their shares.

    Wallace is one of the nation's largest manufacturers and distributors of information management products, services and solutions. Founded in Chicago in 1908, Wallace is headquartered in Hillside, Illinois with manufacturing, distribution and sales facilities throughout the United States.

                              *          *          *

                                     [LOGO]
                                     WALLACE
                             COMPUTER SERVICES, INC.

                                  NEWS RELEASE

Contact:  Brad Samson, Wallace
          708/449-8600

          Jeff Zilka or Roy Wiley, Hill and Knowlton
          312/255-1200

WALLACE DISCLOSES FORECAST  OF 50 PERCENT GAIN IN 1ST QUARTER EARNINGS AND SEES
                          FURTHER GAINS FOR FULL YEAR;
             BOARD REJECTS AMENDED MOORE HOSTILE OFFER AS INADEQUATE

     HILLSIDE, Ill., October 18, 1995 -- Bob Cronin, president and chief executive officer of Wallace Computer Services, Inc. (NYSE: WCS), today disclosed the company's prior internal forecast which anticipates a 50 percent gain in first quarter earnings and a 33 percent rise in full year fiscal 1996 earnings as the result of the company's improved operations and accelerating gains in market share.

     Cronin said the company expects first quarter earnings per share of 78 cents on sales of $206 million. For the full year, Cronin said the company anticipates earnings per share of $3.28 on estimated sales of $825 million. These estimates are made on a consistent basis with the last fiscal year and do not include benefits from acquisitions the company is pursuing in the normal course of business or expenses associated with Moore's hostile takeover attempt.

     Last year, Wallace earned $11.6 million, or 52 cents per share, in the three months ended October 31, 1994. For the fiscal year ended July 31, 1995, the company earned $55.3 million, or $2.46 per share. The current consensus analyst estimate is that Wallace will earn $3.07 per share in the current fiscal year -- considerably lower than what Wallace management is forecasting internally.

     "We are 12 weeks into our first fiscal quarter and we are exceeding our sales forecasts in all sectors -- particularly our W.I.N. and Select Service programs where we signed 18 large volume customers and gained market share," Cronin said. "Since the beginning of the year, securities analysts have raised their earnings estimates by 18 percent and they may have to rethink their forecasts again. We are poised for even stronger results in the future as the benefits of our strategic program are more fully realized."

     Cronin's comments came as he announced that the Wallace Board of Directors, with the advice of Goldman, Sachs & Co., its financial advisor, unanimously concluded that the amended unsolicited hostile tender offer from Moore is inadequate. The Board also concluded that, in light of the company's future prospects, shareholders would be best served by Wallace remaining an independent entity. The Board is advising shareholders not to tender their shares. Following is the text of a letter being sent to shareholders by Cronin and Ted Dimitriou, chairman of the board:

Dear Wallace Shareholder:

     Last week, Moore Corporation Limited amended its unsolicited hostile tender offer to $60 per share and changed the expiration date to November 3 from November 8. Your Board of Directors has determined that the amended offer is inadequate. The Board also concluded that, in light of the company's future prospects, shareholders would be best served by Wallace remaining an independent entity. The Board is advising shareholders not to tender their shares.

     On October 18, we disclosed our prior internal forecast which anticipates a 50 percent gain in first quarter earnings and a 33 percent rise in full year fiscal 1996 earnings as the result of our improved operations and accelerating gains in market share. A copy of the news release issued with that forecast is included.

MOORE'S ATTEMPT TO MISLEAD SHAREHOLDERS

     Moore stated in their October 12 letter to you that one of their justifications for increasing the offer was that they recognize Wallace's improved results.

     Your Board asks, "WHO IS MOORE TRYING TO KID?"

     TWO MONTHS ago, Wallace announced record fourth quarter 1995 earnings per share up 33 percent. We can't believe it has taken Moore and their financial advisors that long to evaluate our results.

     Instead, we think they hoped to convince you and other shareholders to tender into an offer they knew was inadequate from the start ... despite the assertion in their September 12 letter that the offer was "full, fair, compelling and reflects Wallaces current performance and future potential."

     Shareholders have twice rejected Moore's offer by not tendering. Only 368,488 shares, 1.6 percent of the total outstanding, were tendered as of the last extension. We think Moore has finally realized that Wallace shareholders will not be pressured into tendering to an inadequate offer. MOORE'S OFFER WAS INADEQUATE BEFORE THEIR RECENT AMENDMENT ... AND THEIR AMENDED OFFER CONTINUES TO BE INADEQUATE ESPECIALLY IN LIGHT OF OUR ANNOUNCEMENT THAT OUR PRIOR INTERNAL FORECAST ANTICIPATES A 50 PERCENT FIRST QUARTER

EARNINGS INCREASE AND A 33 PERCENT INCREASE IN EARNINGS FOR FISCAL 1996.


                         MOORE'S HIGH PRESSURE TACTICS

     Moore also says in their October 12 letter that they have shortened the tender period because they do not want a prolonged process. You should ask yourself why Moore is doing this. We believe Moore's true reason for shortening the tender offer was summarized in an October 13 WALL STREET JOURNAL article:

     "... MOORE IS PUTTING SHAREHOLDERS' FEET TO THE FIRE, WHILE KEEPING A LID ON THE STOCK PRICE." *


     We believe Moore realizes that your company is increasing in value with each passing day, and that their offer is growing ever more inadequate. Your Board thinks you should reject this coercive effort to acquire your shares.

     We ask you to reject the Moore offer as you have in the past and make the best decision for yourself.

     Thank you for your continued support.

     Sincerely,

Ted Dimitriou                           Bob Cronin
Chairman of the Board                   President and CEO

     Wallace is one of the nation's largest manufacturers and distributors of information management products, services and solutions. Founded in Chicago in 1908, Wallace is headquartered in Hillside, Illinois with manufacturing, distribution and sales facilities throughout the United States.

                         SHAREHOLDERS WHO HAVE TENDERED:

           IF YOU HAVE TENDERED SHARES TO MOORE, YOU HAVE EVERY RIGHT
                             TO WITHDRAW YOUR TENDER

          IF YOU HAVE TENDERED YOUR SHARES THROUGH A BANK OR BROKER YOU
             MAY INSTRUCT YOUR BANK OR BROKER TO WITHDRAW YOUR SHARES

                       IF YOU NEED ASSISTANCE, PLEASE CALL

                               MORROW & CO., INC.
                            TOLL FREE: 1-800-662-5200

The participants in this solicitation include Wallace Computer Services, Inc. (the "Company") and the following directors of the Company: Theodore Dimitriou, Robert J. Cronin, Richard F. Doyle, Fred F. Canning, R. Darrell Ewers, William N. Lane III, William E. Olsen and Neele E. Stearns, Jr. Employee participants may include Bruce D'Angelo, Michael O. Duffield, Michael R. Finger, Michael J. Halloran, Donald
J. Hoffmann, Michael T. Leatherman, Michael M. Mulcahy, Michael T. Quane, Wayne E. Richter, Bradley P. Samson and Teresa A. Sorrentino. All of the above persons are deemed to own beneficially less than 2% of the outstanding shares of Common Stock of the Company in the aggregate. For a description of interests of certain of the foregoing individuals in the solicitation, please see the Company's Solicitation/Recommendation Statement on Schedule 14D-9, which was publicly filed with the Securities and Exchange Commission and previously mailed to all of the Company's stockholders, the amendments thereto, and the Company's Proxy Statement dated October 7, 1994 for the Company's 1994 Annual Meeting of Stockholders.

* Written by Larry Greenberg. Neither the consent of the author nor THE WALL STREET JOURNAL was sought.